UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 12, 2015

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

METALDYNE PERFORMANCE GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-36774	47-1420222

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.

47659 Halyard Drive Plymouth, MI	48170

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(734)-207-6200

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 12, 2015, Metaldyne Performance Group Inc. (the "Company") announced its financial results for the fourth quarter and full year 2014. Exhibit 99.1 to this Current Report on Form 8-K presents the Company’s press release, including the Company’s unaudited condensed consolidating statements of operations, balance sheets and statements of cash flows for the years ended or as of December 31, 2014 and 2013.

The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

Item 8.01. Other Events.

On March 10, 2015, the Company’s Board of Directors established June 12, 2015 as the date of the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and determined that stockholders of record as of May 12, 2015 are entitled to vote at the Annual Meeting. For a stockholder proposal intended to be considered for inclusion in our proxy statement for the Annual Meeting, the Corporate Secretary must receive the written proposal at our principal executive office at 47659 Halyard Dr. Plymouth, Michigan 48170, no later than March 23, 2015. Any such proposal must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

In addition, on March 10, 2015, the Company’s Board of Directors declared a quarterly cash dividend of $0.09 per share of common stock, payable on May 26, 2015 to stockholders of record on May 12, 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of the Company dated March 12, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALDYNE PERFORMANCE GROUP INC. (Registrant)

Date: March 12, 2015
BY:	/s/ Mark Blaufuss
Mark Blaufuss, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated March 12, 2015.